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                                                                    Exhibit 23.1
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors, Potlatch Corporation:

     We consent to the use of our report dated January 26, 1994, included in the Company's December 31, 1993 Annual Report on Form 10-K, incorporated herein by reference, and to the use of our report dated April 8, 1994, included in the December 31, 1993 Annual Report on Form 11-K of Potlatch Corporation Savings Plan for Hourly Employees of the Pulp and Paperboard Arkansas Division, Cypress Bend Mill, incorporated herein by reference.



                                         KPMG PEAT MARWICK



Portland, Oregon
July 11, 1994